GIBRALTAR ANNOUNCES THIRD QUARTER 2023
FINANCIAL RESULTS

EPS: GAAP up 19%, Adjusted up 23% on Flat Net Sales
Strong Cash Generation on Higher Margins, Working Capital Management
Backlog up 5%, End Market Demand Remains Strong
Raising 2023 EPS; Narrowing 2023 Net Sales Outlook

Buffalo, New York, November 2, 2023 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, residential, agtech and infrastructure markets, today reported its financial results for the three-month period ended September 30, 2023.

“Our focus in 2023 has been to drive quality of earnings through profitability expansion and cash flow improvement, and this has paid off. In the third quarter, on an adjusted basis, operating income increased 19%, EPS increased over 23%, and we generated 23% free cash flow on flat net sales. Our results year to date allow us to increase our earnings and free cash flow guidance and narrow our revenue guide. With order backlog up over 5% versus last year, our fundamentals are solid, and we are positioned for a strong end to the year,” stated Chairman and CEO Bill Bosway.
Third Quarter 2023 Consolidated Results

	Three Months Ended September 30,
$Millions, except EPS	GAAP			Adjusted
	2023	2022	Change	2023	2022	Change
Net Sales	$390.7	$391.3	(0.2)%	$390.0	$389.0	0.3%
Net Income	$39.3	$34.3	14.6%	$42.5	$35.7	19.0%
Diluted EPS	$1.28	$1.08	18.5%	$1.38	$1.12	23.2%

Net sales were flat, driven by the timing of active projects shifting from the third quarter in project-based businesses, and price management initiatives in the Residential business. These headwinds were positively offset by revenue from recent acquisitions and market participation gains across the business.
GAAP earnings increased to $39.3 million, or $1.28 per share. Adjusted net income increased 19.0% to $42.5 million, or $1.38 per share, and adjusted EPS increased 23.2% driven by solid execution. Free cash flow to net sales of 23.0% compared to 8.6% in the prior year was driven by improved margin performance and working capital management.

Adjusted measures exclude charges for restructuring initiatives, acquisition-related items, senior leadership transition costs and portfolio management actions, as further described in the appended reconciliation of adjusted financial measures.

Third Quarter Segment Results

Renewables

	Three Months Ended September 30,
$Millions	GAAP			Adjusted
	2023	2022	Change	2023	2022	Change
Net Sales	$106.4	$111.1	(4.2)%	$106.4	$111.1	(4.2)%
Operating Income	$12.9	$14.2	(9.2)%	$17.7	$14.3	23.8%
Operating Margin	12.1%	12.8%	(70) bps	16.7%	12.9%	380 bps

Net sales were down 4.2% as module supply, local permitting delays, and further delay of the final Inflation Reduction Act tax credit guidelines impacted customer start dates of contracted and active projects in the quarter. New order bookings remained robust with order backlog up 13.3% versus prior year.
Adjusted operating margin increased 380 basis points versus the prior year as the team continued to execute well across the business. Assuming no change in industry dynamics, management expects relatively flat net sales in the fourth quarter, with net sales in the second half accelerating from the first half.

Residential

	Three Months Ended September 30,
$Millions	GAAP			Adjusted
	2023	2022	Change	2023	2022	Change
Net Sales	$227.7	$215.6	5.6%	$227.7	$215.6	5.6%
Operating Income	$42.2	$35.8	17.9%	$42.8	$36.3	17.9%
Operating Margin	18.5%	16.6%	190 bps	18.8%	16.8%	200 bps

Net sales increased 5.6% with recent acquisitions adding 8.8%. Organic sales decreased 3.2% driven by price adjustments in response to the downward movement in commodity prices, and 80/20 initiatives targeting less attractive product lines. The company continues to grow participation with new and existing customers in its core products, and through expansion into new regions.
Adjusted operating income improved 17.9% with increased volume, improved alignment of price/cost, implementation of additional 80/20 initiatives, and favorable product line mix. Adjusted operating margin expanded 200 basis points and management expects continued strong performance through year-end.

Agtech

	Three Months Ended September 30,
$Millions	GAAP			Adjusted
	2023	2022	Change	2023	2022	Change
Net Sales	$31.7	$44.2	(28.3)%	$30.9	$41.9	(26.3)%
Operating Income	$2.1	$3.8	(44.7)%	$1.7	$4.5	(62.2)%
Operating Margin	6.7%	8.5%	(180) bps	5.6%	10.7%	(510) bps

Net sales on an adjusted basis were down 26.3% as the start of new project construction was delayed within the quarter. New orders continued to accelerate, increasing backlog 9.4% sequentially; the company expects these orders, combined with projects now underway, to drive revenue acceleration in the fourth quarter.
Adjusted operating margin decreased 510 basis points as net sales shifted from the third to the fourth quarter.

Infrastructure

	Three Months Ended September 30,
$Millions	GAAP			Adjusted
	2023	2022	Change	2023	2022	Change
Net Sales	$25.0	$20.4	22.5%	$25.0	$20.4	22.5%
Operating Income	$6.4	$2.6	146.2%	$6.4	$2.6	146.2%
Operating Margin	25.6%	12.6%	1300 bps	25.6%	12.6%	1300 bps

Net sales and order backlog increased 22.5% and 6.2% respectively driven by solid end market demand and market participation gains, and management expects positive momentum to continue for the remainder of the year.
Operating income increased 146.2% and operating margins improved 1,300 basis points driven by strong execution, 80/20 productivity, supply chain efficiency, and product line mix.
Business Outlook
Mr. Bosway concluded, “Given our results for the first nine months and the momentum we carry into the fourth quarter, we are adjusting our outlook for EPS upward, and narrowing our 2023 net sales outlook. We expect to deliver improved profitability and cash flow.”
Gibraltar is raising its guidance for earnings for the full year 2023. GAAP EPS is now expected to range between $3.51 and $3.71, compared to $2.56 in 2022, and adjusted EPS is now expected to range between $4.05 and $4.15, compared to $3.40 in 2022. The outlook for consolidated net sales narrows to between $1.37 billion and $1.40 billion, compared to $1.38 billion in 2022.
Third Quarter 2023 Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the third quarter of 2023. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com, where related presentation materials will also be posted prior to the conference call. The call also may be accessed by dialing (877) 407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.
About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the renewable energy, residential, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living, sustainable power, and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the availability and pricing of our principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, our ability to continue to improve operating margins, our ability to translate our backlog into net sales, other general economic conditions and conditions in the particular markets in which we operate, changes in spending due to laws and government incentives, such as the

Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, disruptions to IT systems, the impact of regulation (including the Department of Commerce’s solar panel anti-circumvention investigation and the Uyghur Forced Labor Prevention Act (UFLPA)), rebates, credits and incentives and variations in government spending and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release and its quarterly conference call, including adjusted net sales, adjusted operating income and margin, adjusted net income, adjusted earnings per share (EPS), free cash flow and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), each a non-GAAP financial measure. Adjusted net sales reflects the removal of net sales associated with our Processing business, which is in the process of being liquidated. Adjusted net income, operating income and margin exclude special charges consisting of restructuring costs primarily associated with 80/20 simplification or lean initiatives, senior leadership transition costs, acquisition related costs and the operating losses generated by our processing business which is in the process of being liquidated. These special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from adjusted EPS. Adjusted EBITDA further excludes depreciation, amortization and stock compensation. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. Free cash flow is operating cash flow less capital expenditures and the related margin is free cash flow divided by net sales. The Company believes that the presentation of adjusted measures and free cash flow provides meaningful supplemental data to investors that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Adjusted EBITDA and free cash flow are also useful measures of the Company’s ability to service debt and adjusted EBITDA is one of the measures used for determining the Company’s debt covenant compliance.
Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the reconciliation of adjusted financial measures provided in the supplemental financial schedules that accompany this news release. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and the Company’s presentation of non-GAAP financial measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.
Reconciliations of non-GAAP measures related to full-year 2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability,

complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.

Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$390,744	$391,291	$1,048,925	$1,076,105
Cost of sales	285,360	296,735	769,873	826,434
Gross profit	105,384	94,556	279,052	249,671
Selling, general, and administrative expense	52,194	47,160	153,415	140,941
Income from operations	53,190	47,396	125,637	108,730
Interest expense	417	1,048	3,216	2,189
Other (income) expense	(1,040)	363	(1,946)	797
Income before taxes	53,813	45,985	124,367	105,744
Provision for income taxes	14,536	11,690	33,268	26,686
Net income	$39,277	$34,295	$91,099	$79,058

Net earnings per share:
Basic	$1.29	$1.08	$2.97	$2.44
Diluted	$1.28	$1.08	$2.96	$2.43
Weighted average shares outstanding:
Basic	30,485	31,707	30,638	32,396
Diluted	30,715	31,812	30,808	32,503

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$85,465	$17,608
Accounts receivable, net of allowance of $4,069 and $3,746, respectively	256,400	217,156
Inventories, net	141,008	170,360
Prepaid expenses and other current assets	24,817	18,813
Total current assets	507,690	423,937
Property, plant, and equipment, net	105,537	109,584
Operating lease assets	23,004	26,502
Goodwill	515,344	512,363
Acquired intangibles	134,047	137,526
Other assets	2,424	701
	$1,288,046	$1,210,613
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$160,742	$106,582
Accrued expenses	100,657	73,721
Billings in excess of cost	51,616	35,017
Total current liabilities	313,015	215,320
Long-term debt	—	88,762
Deferred income taxes	47,007	47,088
Non-current operating lease liabilities	16,901	19,041
Other non-current liabilities	21,274	18,303
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 100,000 shares; 34,212 and 34,060 shares issued and outstanding in 2023 and 2022	342	340
Additional paid-in capital	330,128	322,873
Retained earnings	719,077	627,978
Accumulated other comprehensive loss	(5,483)	(3,432)
Cost of 3,776 and 3,199 common shares held in treasury in 2023 and 2022	(154,215)	(125,660)
Total stockholders’ equity	889,849	822,099
	$1,288,046	$1,210,613

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities
Net income	$91,099	$79,058
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,574	19,192
Stock compensation expense	7,257	5,889
Exit activity costs, non-cash	572	1,427
Provision for deferred income taxes	179	181
Other, net	2,945	3,620
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	(44,331)	(25,538)
Inventories	30,431	(19,840)
Other current assets and other assets	(1,426)	393
Accounts payable	53,198	(24,756)
Accrued expenses and other non-current liabilities	46,158	(1,065)
Net cash provided by operating activities	206,656	38,561
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(9,863)	(51,621)
Purchases of property, plant, and equipment, net	(7,976)	(15,704)
Net cash used in investing activities	(17,839)	(67,325)
Cash Flows from Financing Activities
Proceeds from long-term debt	50,000	197,800
Long-term debt payments	(141,000)	(100,000)
Purchase of common stock at market prices	(29,182)	(58,125)
Net cash (used in) provided by financing activities	(120,182)	39,675
Effect of exchange rate changes on cash	(778)	(1,841)
Net increase in cash and cash equivalents	67,857	9,070
Cash and cash equivalents at beginning of year	17,608	12,849
Cash and cash equivalents at end of period	$85,465	$21,919

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,2023
	As Reported In GAAP Statements	Restructuring Charges	Acquisition Related Items	Portfolio Management	Adjusted Financial Measures
Net Sales
Renewables	$106,362	$—	$—	$—	$106,362
Residential	227,747	—	—	—	227,747
Agtech	31,666	—	—	(780)	30,886
Infrastructure	24,969	—	—	—	24,969
Consolidated sales	390,744	—	—	(780)	389,964

Income from operations
Renewables	12,907	4,385	457	—	17,749
Residential	42,158	676	12	—	42,846
Agtech	2,136	5	—	(399)	1,742
Infrastructure	6,386	—	—	—	6,386
Segments Income	63,587	5,066	469	(399)	68,723
Unallocated corporate expense	(10,397)	(33)	229	72	(10,129)
Consolidated income from operations	53,190	5,033	698	(327)	58,594

Interest expense	417	—	—	—	417
Other (income) expense	(1,040)	—	—	1,241	201
Income before income taxes	53,813	5,033	698	(1,568)	57,976
Provision for income taxes	14,536	1,232	175	(450)	15,493
Net income	$39,277	$3,801	$523	$(1,118)	$42,483
Net income per share - diluted	$1.28	$0.12	$0.02	$(0.04)	$1.38

Operating margin
Renewables	12.1%	4.2%	0.4%	—%	16.7%
Residential	18.5%	0.3%	—%	—%	18.8%
Agtech	6.7%	—%	—%	(1.3)%	5.6%
Infrastructure	25.6%	—%	—%	—%	25.6%
Segments Margin	16.3%	1.3%	0.1%	(0.1)%	17.6%
Consolidated	13.6%	1.3%	0.2%	(0.1)%	15.0%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30, 2022
	As Reported In GAAP Statements	Restructuring & Senior Leadership Transition Costs	Acquisition Related Items	Portfolio Management	Adjusted Financial Measures
Net Sales
Renewables	$111,119	$—	$—	$—	$111,119
Residential	215,592	—	—	—	215,592
Agtech	44,217	—	—	(2,326)	41,891
Infrastructure	20,363	—	—	—	20,363
Consolidated sales	391,291	—	—	(2,326)	388,965

Income from operations
Renewables	14,216	(42)	126	—	14,300
Residential	35,802	12	476	—	36,290
Agtech	3,777	232	—	481	4,490
Infrastructure	2,572	—	—	—	2,572
Segments Income	56,367	202	602	481	57,652
Unallocated corporate expense	(8,971)	82	522	—	(8,367)
Consolidated income from operations	47,396	284	1,124	481	49,285

Interest expense	1,048	—	—	—	1,048
Other expense	363	—	—	—	363
Income before income taxes	45,985	284	1,124	481	47,874
Provision for income taxes	11,690	74	285	124	12,173
Net income	$34,295	$210	$839	$357	$35,701
Net income per share - diluted	$1.08	$0.01	$0.02	$0.01	$1.12

Operating margin
Renewables	12.8%	—%	0.1%	—%	12.9%
Residential	16.6%	—%	0.2%	—%	16.8%
Agtech	8.5%	0.5%	—%	1.1%	10.7%
Infrastructure	12.6%	—%	—%	—%	12.6%
Segments Margin	14.4%	0.1%	0.1%	0.1%	14.8%
Consolidated	12.1%	0.1%	0.3%	0.1%	12.7%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30, 2023
	As Reported In GAAP Statements	Restructuring Charges	Acquisition Related Items	Portfolio Management	Adjusted Financial Measures
Net Sales
Renewables	$243,026	$—	$—	$—	$243,026
Residential	635,476	—	—	—	635,476
Agtech	102,546	—	—	(4,059)	98,487
Infrastructure	67,877	—	—	—	67,877
Consolidated sales	1,048,925	—	—	(4,059)	1,044,866

Income from operations
Renewables	21,084	7,319	637	—	29,040
Residential	115,626	790	12	—	116,428
Agtech	3,349	722	37	4,458	8,566
Infrastructure	14,928	—	—	—	14,928
Segments Income	154,987	8,831	686	4,458	168,962
Unallocated corporate expense	(29,350)	(52)	292	96	(29,014)
Consolidated income from operations	125,637	8,779	978	4,554	139,948

Interest expense	3,216	—	—	—	3,216
Other (income) expense	(1,946)	—	—	2,268	322
Income before income taxes	124,367	8,779	978	2,286	136,410
Provision for income taxes	33,268	2,229	248	140	35,885
Net income	$91,099	$6,550	$730	$2,146	$100,525
Net income per share - diluted	$2.96	$0.21	$0.02	$0.07	$3.26

Operating margin
Renewables	8.7%	3.0%	0.3%	—%	11.9%
Residential	18.2%	0.1%	—%	—%	18.3%
Agtech	3.3%	0.7%	—%	4.3%	8.7%
Infrastructure	22.0%	—%	—%	—%	22.0%
Segments Margin	14.8%	0.8%	0.1%	0.4%	16.2%
Consolidated	12.0%	0.8%	0.1%	0.4%	13.4%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30, 2022
	As Reported In GAAP Statements	Restructuring & Senior Leadership Transition Costs	Acquisition Related Items	Portfolio Management	Adjusted Financial Measures
Net Sales
Renewables	$291,451	$—	$—	$—	$291,451
Residential	595,322	—	—	—	595,322
Agtech	130,325	—	—	(6,897)	123,428
Infrastructure	59,007	—	—	—	59,007
Consolidated sales	1,076,105	—	—	(6,897)	1,069,208

Income from operations
Renewables	14,061	2,343	731	—	17,135
Residential	104,901	1,594	476	—	106,971
Agtech	5,350	320	—	4,115	9,785
Infrastructure	6,640	(63)	—	—	6,577
Segments Income	130,952	4,194	1,207	4,115	140,468
Unallocated corporate expense	(22,222)	531	529	—	(21,162)
Consolidated income from operations	108,730	4,725	1,736	4,115	119,306

Interest expense	2,189	—	—	—	2,189
Other expense	797	—	—	100	897
Income before income taxes	105,744	4,725	1,736	4,015	116,220
Provision for income taxes	26,686	1,177	437	1,003	29,303
Net income	$79,058	$3,548	$1,299	$3,012	$86,917
Net income per share - diluted	$2.43	$0.11	$0.04	$0.09	$2.67

Operating margin
Renewables	4.8%	0.8%	0.3%	—%	5.9%
Residential	17.6%	0.2%	0.1%	—%	18.0%
Agtech	4.1%	0.2%	—%	3.2%	7.9%
Infrastructure	11.3%	(0.1)%	—%	—%	11.1%
Segments Margin	12.2%	0.4%	0.1%	0.4%	13.1%
Consolidated	10.1%	0.4%	0.2%	0.4%	11.2%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

	Three Months Ended September 30,2023
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$390,744	$106,362	$227,747	$31,666	$24,969
Less: Processing Net Sales	(780)	—	—	(780)	—
Adjusted Net Sales	$389,964	$106,362	$227,747	$30,886	$24,969

Net Income	39,277
Provision for Income Taxes	14,536
Interest Expense	417
Other Income	(1,040)
Operating Profit	53,190	12,907	42,158	2,136	6,386
Adjusted Measures*	5,404	4,842	688	(394)	—
Adjusted Operating Profit	58,594	17,749	42,846	1,742	6,386
Adjusted Operating Margin	15.0%	16.7%	18.8%	5.6%	25.6%
Adjusted Other Expense	245	—	—	—	—
Depreciation & Amortization	6,909	2,171	2,586	943	783
Stock Compensation Expense	2,201	204	528	(194)	109

Adjusted EBITDA	67,459	20,124	45,960	2,491	7,278
Adjusted EBITDA Margin	17.3%	18.9%	20.2%	8.1%	29.1%

Cash Flow - Operating Activities	92,562
Purchase of PPE, Net	(2,692)
Free Cash Flow	89,870
Free Cash Flow - % of Adjusted Net Sales	23.0%

*Adjusted Measures details are presented on the corresponding Reconciliation of Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

	Three Months Ended September 30, 2022
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$391,291	$111,119	$215,592	$44,217	$20,363
Less: Processing Net Sales	(2,326)	—	—	(2,326)	—
Adjusted Net Sales	$388,965	$111,119	$215,592	$41,891	$20,363

Net Income	34,295
Provision for Income Taxes	11,690
Interest Expense	1,048
Other Expense	363
Operating Profit	47,396	14,216	35,802	3,777	2,572
Adjusted Measures*	1,889	84	488	713	—
Adjusted Operating Profit	49,285	14,300	36,290	4,490	2,572
Adjusted Operating Margin	12.7%	12.9%	16.8%	10.7%	12.6%
Adjusted Other Expense	364	—	—	—	—
Depreciation & Amortization	6,515	2,088	2,296	1,015	789
Stock Compensation Expense	1,764	296	313	142	55

Adjusted EBITDA	57,200	16,684	38,899	5,647	3,416
Adjusted EBITDA Margin	14.7%	15.0%	18.0%	13.5%	16.8%

Cash Flow - Operating Activities	38,017
Purchase of PPE, Net	(4,502)
Free Cash Flow	33,515
Free Cash Flow - % of Adjusted Net Sales	8.6%

*Adjusted Measures details are presented on the corresponding Reconciliation of Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2023
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$1,048,925	$243,026	$635,476	$102,546	$67,877
Less: Processing Net Sales	(4,059)	—	—	(4,059)	—
Adjusted Net Sales	$1,044,866	$243,026	$635,476	$98,487	$67,877

Net Income	91,099
Provision for Income Taxes	33,268
Interest Expense	3,216
Other Income	(1,946)
Operating Profit	125,637	21,084	115,626	3,349	14,928
Adjusted Measures*	14,311	7,956	802	5,217	—
Adjusted Operating Profit	139,948	29,040	116,428	8,566	14,928
Adjusted Operating Margin	13.4%	11.9%	18.3%	8.7%	22.0%
Adjusted Other Expense	322	—	—	—	—
Depreciation & Amortization	20,574	6,561	7,542	2,850	2,349
Stock Compensation Expense	7,257	651	1,135	140	212

Adjusted EBITDA	167,457	36,252	125,105	11,556	17,489
Adjusted EBITDA Margin	16.0%	14.9%	19.7%	11.7%	25.8%

Cash Flow - Operating Activities	206,656
Purchase of PPE, Net	(7,976)
Free Cash Flow	198,680
Free Cash Flow - % of Adjusted Net Sales	19.0%

*Adjusted Measures details are presented on the corresponding Reconciliation of Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2022
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$1,076,105	$291,451	$595,322	$130,325	$59,007
Less: Processing Net Sales	(6,897)	—	—	(6,897)	—
Adjusted Net Sales	$1,069,208	$291,451	$595,322	$123,428	$59,007

Net Income	79,058
Provision for Income Taxes	26,686
Interest Expense	2,189
Other Expense	797
Operating Profit	108,730	14,061	104,901	5,350	6,640
Adjusted Measures*	10,576	3,074	2,070	4,435	(63)
Adjusted Operating Profit	119,306	17,135	106,971	9,785	6,577
Adjusted Operating Margin	11.2%	5.9%	18.0%	7.9%	11.1%
Adjusted Other Expense	888	—	—	—	—
Depreciation & Amortization	19,192	6,344	6,374	3,347	2,364
Less: Processing Business Depreciation & Amortization	(332)	—	—	(332)	—
Adjusted Depreciation & Amortization	18,860	6,344	6,374	3,015	2,364
Stock Compensation Expense	5,889	744	745	319	129
Less: SLT Related Stock Compensation Recovery	155	—	—	—	—
Adjusted Stock Compensation Expense	6,044	744	745	319	129

Adjusted EBITDA	143,322	24,223	114,090	13,119	9,070
Adjusted EBITDA Margin	13.4%	8.3%	19.2%	10.6%	15.4%

Cash Flow - Operating Activities	38,561
Purchase of PPE, Net	(15,704)
Free Cash Flow	22,857
Free Cash Flow - % of Adjusted Net Sales	2.1%

*Adjusted Measures details are presented on the corresponding Reconciliation of Adjusted Financial Measures